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                                  EXHIBIT 23.3

                       Consent of Coopers & Lybrand L.L.P.


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                                  EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration
statement on form S-8 (File No. 333-   ) of Condor Technology Solutions, Inc.
of our report dated March 25, 1998, on our audits of the consolidated financial statements of Federal Computer Corporation as of October 31, 1996 and 1997 and January 31, 1998 and for each of the three years in the period ended October 31, 1997 and for the three months ended January 31, 1998, which report appears in the Condor Technology Solutions, Inc. 1997 Annual Report on Form 10-K.

Coopers & Lybrand L.L.P.
McLean, Virginia
June 19, 1998